Exhibit 10.2

AMENDMENT

TO

COURIER CORPORATION

2005 STOCK EQUITY PLAN FOR

NON-EMPLOYEE DIRECTORS

A.                                   The Courier Corporation 2005 Stock Equity Plan for Non-employee Directors (the “Plan”), effective November 3, 2004, amended December 7, 2006, is hereby amended pursuant to the authority reserved in Section 9 thereof:

a.               Section 7(e) (Method of Exercise) is hereby amended by adding the following paragraph at the end thereof:

“Alternatively, the Participant may choose to exercise his or her Option by means of a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.”

B.                                     Except as amended herein, the Plan is confirmed in all other respects.

C.                                     The effective date of this Amendment is July 15, 2009.

Approved by the Board of Directors, July 15, 2009